   As filed with the Securities and Exchange Commission on December 8, 1999
                             Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               _________________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Maryland
        (State or other jurisdiction of incorporation or organization)

                                  52-1893632
                     (I.R.S. Employee Identification No.)
                               _________________

                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               _________________

                          Lockheed Martin Corporation
                             Directors Equity Plan
                           (Full title of the plan)
                               _________________

                           Marian S. Block, Esquire
                 Vice President and Associate General Counsel
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland  20817
                                (301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               _________________

                                CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
      Title of                     Maximum         Proposed Maximum       Proposed Maximum
   Securities to                 Amount to be       Offering Price       Aggregate Offering        Amount of
   be Registered                 Registered(1)       per share(2)            Price(2)          Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value          1,000,000           $19.40              $19,400,000             $5,122
$1.00 per share
-------------------------------------------------------------------------------------------------------------------
Deferred Compensation                   --               --                      (1)                (1)
Payment obligations
-------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum amount registered also includes Deferred Compensation Payment Obligations and any other securities which may be deemed issuable in connection with the Plan. The Deferred Compensation Payment Obligations are unsecured obligations of Lockheed Martin Corporation to pay deferred compensation in the future in accordance with the terms of the Plan. Participants in the Plan can elect to receive a grant in the form of stock options or have compensation deferred treated as if such amount had been used to purchase Lockheed Martin Corporation common stock. Since no additional consideration is payable for such Deferred Compensation Payment Obligations or other securities, no fee is payable by reason of the registration hereof. This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

(2) Estimated solely for calculating the amount of registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended. The price stated is estimated solely for purposes of calculation of the registration fee and is the product resulting from multiplying the number of shares of common stock by $19.40, the average of the high and low prices of shares of the Common Stock on the New York Stock Exchange on December 7, 1999.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               ITEM 3. Incorporation of Documents by Reference.

                              ___________________


     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 22, 1999;

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (as amended on Form 8-B/A filed on March 9, 1995), and any amendment or report filed for the purpose of updating such description;

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on April 21, 1999;

     (d) The Registrant's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1999 filed with the Commission on May 17, 1999;

     (e) The Registrant's Current Report on Form 8-K filed with the Commission on June 9, 1999;

     (f) The Registrant's Current Report on Form 8-K filed with the Commission on June 14, 1999;

     (g) The Registrant's Current Report on Form 8-K filed with the Commission on June 24, 1999;

     (h) The Registrant's Current Report on Form 8-K filed with the Commission on June 28, 1999;

     (i) The Registrant's Current Report on Form 8-K filed with the Commission on July 22, 1999;

     (j) The Registrant's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1999 filed with the Commission on August 9, 1999;

     (k) The Registrant's Current Report on Form 8-K filed with the Commission on September 7, 1999;

     (l) The Registrant's Current Reports on Form 8-K filed with the Commission on September 16, 1999;

     (m) The Registrant's Current Report on Form 8-K filed with the Commission on September 20, 1999;

     (n) The Registrant's Current Report on Form 8-K filed with the Commission on October 4, 1999;

     (o) The Registrant's Current Report on Form 8-K filed with the Commission on October 27, 1999;

     (p) The Registrant's Current Report on Form 8-K filed with the Commission on October 29, 1999 (as amended on Form 8-K/A filed on November 2, 1999);

     (q) The Registrant's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1999 filed with the Commission on November 12, 1999;

     (r) The Registrant's Current Report on Form 8-K filed with the Commission on November 22, 1999;

     (s) The Registrant's Registration Statement on Form S-3 (File No. 333-71409) filed with the Commission on January 29, 1999 and Prospectus Supplements filed pursuant to Rule 424(b) of Regulation C on November 11, 1999 and November 19, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

                      ITEM 4. Description of Securities.

                        _______________________________


     Under the Lockheed Martin Corporation Directors Equity Plan (the "Plan"), Lockheed Martin Corporation (the "Corporation") provides outside directors the opportunity to elect to receive a specified portion of their incentive compensation in the form of stock options, deferred compensation payment obligations (in the form of phantom stock units) or a combination of both. The obligation of the Corporation to distribute the deferred compensation obligations, together with earnings (or losses) if any, (the "Deferred Compensation Payment Obligations"), will be unsecured general obligations of the Corporation to pay the Deferred Compensation Payment Obligations in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured general obligations of the Corporation.

     Under the Plan, participants may elect to receive Deferred Compensation Payment Obligations. This is, however, only a bookkeeping entry and not an actual purchase of the Registrant's Common Stock. For purposes of this Registration Statement, these investments are referred to as Phantom Stock Units. The value of Phantom Stock Units will fluctuate based on changes in the value of Lockheed Martin Corporation Common Stock. To the extent that dividends are paid on Lockheed Martin Corporation Common Stock, a like amount will be added to the participant's account and reinvested in Phantom Stock Units. This right to accrue earnings (or losses) based on the fluctuations in the value of Lockheed Martin Corporation Common Stock may be deemed to be a "security" under the Securities Act of 1933 and, as such, is being registered on this Registration Statement on Form S-8.

     The description of the Registrant's Common Stock is included in the Registrant's Registration Statement on Form 8-B, as amended by Form 8-B/A filed on March 9, 1995, which is incorporated by reference herein.

                ITEM 5. Interests of Named Experts and Counsel.

                        _______________________________


    The Opinion of Counsel as to the legality of the securities being issued has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinion is not eligible to participate in the Plan.

              ITEM 6. Indemnification of Directors and Officers.

                              ___________________

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

     Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.

                 ITEM 7. Exemption from Registration Claimed.

                              ___________________
     Not Applicable

                               ITEM 8. Exhibits.

                              ___________________

4 Lockheed Martin Corporation Directors Equity Plan (incorporated by reference from the the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 22, 1999, File No. 1-11437).

5     Opinion of Broc Romanek, Esquire.

23-A  Consent of Ernst & Young LLP, Independent Auditors.

23-B  Consent of Broc Romanek, Esquire (contained in Exhibit 5 hereof).

24    Powers of Attorney.

                             ITEM 9. Undertakings.

                              ___________________

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland.

                                    LOCKHEED MARTIN CORPORATION


Date: December 6, 1999              /s/ Marian S. Block
                                    -------------------------------------------
                                    By:  Marian S. Block
                                    Vice President and Associate General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

            Signature              Title                       Date
            ---------              -----                       ----

                 *                 Chairman and Chief
     --------------------------    Executive Officer           December 6, 1999
          Vance D. Coffman         (Principal Executive
                                   Officer)

                 *                 Executive Vice President    December 6, 1999
     --------------------------    and Chief Financial Officer
          Robert J. Stevens        (Principal Financial
                                   Officer)


                 *                 Vice President and          December 6, 1999
     --------------------------    Controller (Principal
       Christopher E. Kubasik      Accounting Officer)


The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

     Norman R. Augustine*          Caleb B. Hurtt*
     Marcus C. Bennett*            Gwendolyn S. King*
     Lynne V. Cheney*              Eugene F. Murphy*
     Vance D. Coffman*             Frank Savage*
     Houston I. Flournoy*          James F. Gibbons*
     Carlisle A.H. Trost*          James R. Ukropina*
     Edward E. Hood, Jr.*          Douglas C. Yearley*

By:  /s/ Marian S. Block
------------------------
*Marian S. Block                   December 6, 1999
(Attorney-in-fact**)

**By authority of Powers of Attorney filed with this Registration Statement on Form S-8.

                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

4 Lockheed Martin Corporation Directors Equity Plan (incorporated by reference from the the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 22, 1999, File No. 1-11437).

5         Opinion of Broc Romanek, Esquire.

23-A      Consent of Ernst & Young LLP, Independent Auditors.

23-B      Consent of Broc Romanek, Esquire. (contained in Exhibit 5 hereof).

24        Powers of Attorney.